UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PETVIVO HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 17, 2023

Dear Stockholders of PetVivo Holdings, Inc.:

We are pleased to invite you to attend our 2023 Annual Meeting of Stockholders to be held on November 17, 2023 at 9:00 a.m. Central Standard Time at the offices of Fox Rothschild LLP at 33 S. Sixth Street, Suite 3600, Minneapolis, MN 55402. The Annual Meeting is being held for the following purposes:

1.	To elect seven (7) directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To ratify the appointment of Assurance Dimensions, Inc., as our independent registered public accounting firm for the fiscal year ending March 31, 2024;

3.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on September 21, 2023 may vote at the Annual Meeting or any postponements, continuations, or adjournments of the Annual Meeting. This Notice of Annual Meeting, Proxy Statement, and form of proxy are being made available on or about October 4, 2023.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

John Lai
Chief Executive Officer and President

Edina, Minnesota

October 3, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on November 17, 2023: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended March 31, 2023, is available at the following website: www.proxyvote.com.

PROXY STATEMENT

PETVIVO HOLDINGS, INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 17, 2023

PROXY STATEMENT

FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Central Standard Time on November 17, 2023

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2023 annual meeting of stockholders of PetVivo Holdings, Inc., a Nevada corporation, and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on November 17, 2023 at 9:00 a.m. Central Standard Time at the offices of Fox Rothschild LLP located at 33 S. Sixth Street, Suite 3600, Minneapolis, MN 55402. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “PetVivo” refer to PetVivo Holdings, Inc.

The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report is first being mailed on or about October 4, 2023 to all stockholders of record at the close of business on September 21, 2023. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by our stockholders, for any purpose germane to the Annual Meeting and during ordinary business hours beginning 10 days prior to the date of the Annual Meeting at our principal executive offices at 5251 Edina Industrial Boulevard, Edina, Minnesota 55439.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?

A:	The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC on June 29, 2023 (the “Annual Report”). These materials were first made available to you via the Internet on or about October 4, 2023.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials is first being mailed on or about October 4, 2023 entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

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Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

●	Proposal 1 - Election of seven (7) director nominees named in this Proxy Statement;

●	Proposal 2 - Ratification of the appointment of Assurance Dimensions, Inc. as our independent registered public accounting firm for the fiscal year ending March 31, 2024;

●	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board of Directors unanimously recommends that the stockholders vote:

●	FOR Proposal 1 - the election of the seven (7) nominated directors; and

●	FOR Proposal 2 - the ratification of the appointment of Assurance Dimensions, Inc. as our independent registered public accounting firm for the fiscal year ending March 31, 2024.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on September 21, 2023 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 13,834,231 shares of our common stock issued and outstanding. Each share of our common stock is entitled to one (1) vote on each matter.

Q:	What is the quorum for Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of one-third of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. Abstentions and broker non-votes are counted for purposes of determining whether there is a quorum.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equity Stock Transfer, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by us.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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Q:	If I am a stockholder of record, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

●	At the Annual Meeting. You may vote in person at the Annual Meeting if you are the record owner of the shares to be voted. You can also vote in person at the Annual Meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

●	By Mail. If you elected to receive printed proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by November 16, 2023.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on November 16, 2023.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee, or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

●	At the Annual Meeting. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

●	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q.	What are broker “non-votes”?

A.	Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of common stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker, or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the common stock. A bank, broker, or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the common stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposal 1 concerning the election of directors is a non-routine item. If you do not give your broker instructions with regard to this proposal, brokers will not be permitted to vote your shares of common stock at the Annual Meeting in relation to this proposal.

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Our management believes that Proposal 2 concerning the approval of Assurance Dimensions, Inc. as our independent registered public accounting firm is a “routine” matter. This means that brokers or other nominees who have not been furnished voting instructions from their clients will be authorized to exercise discretionary voting authority to vote your shares on Proposal 2. For beneficial stockholders, if you do not give your broker or other nominee specific instructions, your shares will not be voted on Proposal 1, but may be voted by the brokerage firm or other nominee on Proposal 2.

Q:	What vote is required to approve each proposal?

A.	Provided a quorum is present, the following are the voting requirements for each proposal:

●	Proposal 1 – Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning the seven director nominees who receive the highest number of shares voted “FOR” their election are elected). “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the director nominees.

●	Proposal 2 – Ratification of Appointment of Assurance Dimensions, Inc. The adoption of Proposal 2 concerning the ratification of Assurance Dimensions, Inc. as our registered public accounting firm for the fiscal year ending March 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter. With respect to Proposal 2, you may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on such proposal. Abstentions will have the effect of a vote “against” Proposal 2. We do not expect to receive any broker non-votes with respect to Proposal 2, because it is a routine matter for which most brokerage firms will exercise discretionary voting power if they do not receive instructions from their clients.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to John Dolan, our Corporate Secretary at PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, Minnesota 55439 or via email to jdolan@petvivo.com prior to your shares being voted, or (3) attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request in writing or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting during the meeting.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted on at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described under “Can I change my vote or revoke my proxy?”

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Q.	How are proxies solicited for the Annual Meeting?

A:	Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our Common Stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	How do I register to attend the Annual Meeting in person?

A:	If you wish to attend the Annual Meeting in person, you must register in advance. Please contact John Dolan, our Corporate Secretary, no later than Thursday, November 16, 2023, at Noon Central Standard Time. You can contact Mr. Dolan in writing at Corporate Secretary, PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, Minnesota 55439, via email to jdolan@petvivo.com or via telephone at (952) 405-6216. When contacting us, please provide us your name, the name under which you hold common stock of record, or evidence of your beneficial ownership of common stock. As noted above, if you own common stock in street name you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares in order to vote for your shares at the Annual Meeting. On the day of the Annual Meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q.	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, or (2) direct your written request to: John Dolan, Corporate Secretary, PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, Minnesota 55439 or via email to jdolan@petvivo.com. Stockholders who receive multiple copies of the Proxy Statement or Annual Report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the name, age, and position held with respect to our executive officers and directors as of October 2, 2023:

Name	Age	Positions and Offices With Registrant
John Lai	60	Chief Executive Officer, President, and Director
Robert J. Folkes	61	Chief Financial Officer
Randall Meyer	59	Chief Operating Officer
Spencer Breithaupt (2)(3)	62	Director
Leslie Coolidge (1)(2)	64	Director
Robert Costantino (1)(3)	64	Director
Joseph Jasper (1)(2)	59	Director
Scott Johnson (3)	58	Director
James Martin	84	Director and Chairman of the Board of Directors
Robert Rudelius (2)(3)	67	Director

(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Biographies of Directors and Officers

John Lai. Mr. Lai has served as a director and senior executive officer since March 2014, serving in various capacities that include serving as our Chief Financial Officer from May 2018 through December 2018 and serving as our Chief Executive Officer from March 2014 to May 2017 and June 2019 to the present. From March 2012 to April 2016, Mr. Lai also was Chief Executive Officer and a director of Blue Earth Resources, Inc., a small public company that acquired and managed working interests in producing oil and gas leases in Louisiana. Mr. Lai has over thirty years of senior executive and operational management and financial experience while holding key executive positions with several public companies in various industries. In 1992, Mr. Lai founded, and until December 2012 was the principal owner and President of Genesis Capital Group, Inc., which provided significant consulting services to many public and private companies in powersports, technology, and other industries, while advising its clients in corporate development, mergers and acquisitions, and private and public capital-raising through equity offerings. Mr. Lai’s experience as a chief executive officer of many public or private companies are material factors regarding his qualifications to serve on our Board of Directors.

Robert J. Folkes. Mr. Folkes has served as our Chief Financial Officer since April 14, 2021. Prior to joining us, he served as the Chief Operating Officer from February 2015 until September 2020 and as the Chief Financial Officer from 2005 until April 2016 of Tactile Systems Technology, Inc. (Nasdaq: TCMD), a manufacturer and developer of at-home therapy devices that treat chronic swelling conditions such as lymphedema and chronic venous insufficiency and as a financial consultant from September 2020 through April 13, 2021. Prior to joining TCMD in 2004, Mr. Folkes was the Chief Financial Officer for Advanced Respiratory, a medical device company, from 1997 until its sale in 2003. Prior to joining Advanced Respiratory, Mr. Folkes was an Audit Senior Manager for Ernst & Young LLP. He served as Ernst & Young’s Senior Manager of the Entrepreneurial Services Group, and was involved with numerous SEC registrations, mergers, and acquisitions. Mr. Folkes is a Certified Public Accountant and earned a B.A. in Accounting from the University of Minnesota – Carlson School of Management.

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Randall Meyer. Mr. Meyer has served as our Chief Operating Officer since November 2021, and previously served in the same role from April 2015 to November 2017. He worked as an independent consultant for the Company between December 2017 and October 2021. From January 2009 to April 2015, Mr. Meyer served as Chief Operating Officer of Gel-Del Technologies, Inc., our wholly-owned subsidiary, while being in charge of all operational and marketing activities of Gel-Del. He also served as a director of the Company from April 2015 through March 2022. Prior to joining Gel-Del, Mr. Meyer’s substantial medical device industry management experience included being Chief Operating Officer of Softscope Medical Technologies, Inc. and being Chief Executive Officer of Tactile Systems Technology, Inc.

Spencer Breithaupt. Mr. Breithaupt has served as director of the Company since April 14, 2023. He has over 30 years of management and leadership experience in the veterinary space, most recently with MWI Animal Health, a subsidiary of Amerisource Bergen (“MWI”), from December 2009 through December 2022. He served in several positions at MWI, including as the Vice President of Sales from December 2015 through May 2020 and the Vice President of Sales and Supply Chain Solutions from May 2020 through December 2022. He oversaw account segmentation which allowed MWI to expand from being a regional player to the largest US nationwide animal health distributor. Prior to joining MWI, he served as the Director of National Accounts at Wyeth/Fort Dodge Animal Health from 2007–2009, where he developed a distributor strategy and implemented the first minimum advertised pricing (“MAP”) model into the animal health industry. Mr. Breithaupt has also worked for Fortune 500 animal health companies, including Bristol-Myers, Johnson & Johnson, and Wyeth, where he held various sales and marketing roles. Growing up in the veterinarian industry as the son of a prominent veterinarian gave him great insight when launching his career into animal health. Mr. Breithaupt has seen the transformation of the animal-human bond, and it continues to make him passionate about improving our pets’ lives. Mr. Breithaupt’s extensive experience in the animal health distributor business is a material factor which demonstrates his qualifications to serve on our Board of Directors.

Leslie Coolidge. Ms. Coolidge has served as a director of the Company since July 27, 2022. From 2017 to 2020, she served as a director of Power Solutions International, Inc. (OTC Pink: PSIX), where she chaired that company’s Audit Committee. She retired as an Audit and SEC Reviewing Partner from KPMG LLP in May 2009. At KPMG, Ms. Coolidge led significant global audit engagements, serving major companies with their complex accounting, financial, and strategic needs. During her 28 years at KPMG, Ms. Coolidge led engagement teams auditing SEC registrants and concurrently served as concurring reviewing partner. In addition to her client engagements, she served as a partner in KPMG’s Department of Professional Practice as well as the firm’s representative on the American Institute of CPAs’ Accounting Standards Executive Committee. Ms. Coolidge has served on the Board of the Chicago Academy of Sciences and its Peggy Notebaert Nature Museum since 2002. Ms. Coolidge holds a Bachelor of Arts degree in Government from Harvard University and a Master of Science degree in Accounting from New York University. Ms. Coolidge’s extensive accounting expertise demonstrates her qualifications to serve on our Board of Directors. Ms. Coolidge brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting and her experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s financial statements and SEC filings.

Robert Costantino. Mr. Costantino has served as director of the Company since July 27, 2022. Mr. Costantino is a retired senior executive with several decades of experience serving as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and in various other senior executive leadership positions at multiple large companies. Mr. Costantino is currently serving as a director and Audit Committee Chairman of Avenir Wellness Solutions, Inc. (OTC: CURR) and several Yamaha Motor Finance companies. He served as Senior Executive Vice President, Chief Financial Officer, and Chief Operating Officer of WFS Financial (Nasdaq: WFSI), an automotive/commercial finance company, while concurrently serving as Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Westcorp (NYSE: WES), a regulated bank from 2005-2007. In each of these roles, Mr. Costantino was responsible for operational and financial oversight, including SEC filings, investor relations, and treasury. Mr. Costantino played a key role in negotiating the sale of both companies to Wachovia (Wells Fargo) for $3.9 billion. Prior to that, he was President, Chief Executive Officer and a director of Mitsubishi Motors Credit of America, an automotive finance company with over $10 billion in assets from 2002-2005, where he played a key role in improving profitability and negotiating the sale of the company’s assets to Merrill Lynch. Prior to that, he served for 17 years in various management positions of increasing responsibility at Volvo Cars of North America, including serving as Senior Vice President and Chief Financial Officer of both the automotive parent company and the captive finance company. Mr. Costantino is also a retired Certified Public Accountant. Mr. Costantino’s extensive executive leadership and financial experience, particularly in connection with publicly traded companies, demonstrates his qualifications to serve on our Board of Directors.

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Joseph Jasper. Mr. Jasper has served as a director of the Company since August 20, 2018. He is a Chartered Financial Analyst who since 2018 has served as Chief Financial Officer and Chief Operating Officer for Windigo Logistics, Inc., a software-as-a-service company serving contractors within the logistics industry. From 2005 to 2018, Mr. Jasper served as Chief Executive Officer of Vermillion Capital Management, an institutional investment firm. From 2002 to 2005, Mr. Jasper was Managing Director and Director of Fixed Income Strategy and Marketing for Piper Jaffray Company. Prior to 2002, he spent 20 years managing, structuring, and selling fixed income and equity securities at several leading investment banking firms, including U.S. Bancorp Libra and UBS PaineWebber. Mr. Jasper also serves as a director of Windigo Logistics, GroundCloud Safety, LLC, and Vermilion Capital Management, all privately-held companies. He has previously served as a director or principal advisor to many operating and venture-stage companies across a broad range of industries. Mr. Jasper received an MBA degree from the University of St. Thomas, where he also served as an Adjunct Professor of Finance. Mr. Jasper’s extensive financing and accounting expertise are material factors which demonstrate his qualifications to serve on our Board of Directors.

Scott Johnson. Mr. Johnson has served as a director of the Company since July 2019. He is a licensed professional engineer and an ISO 13485 Quality Management System lead auditor with over 30 years of experience in the life sciences. He has been a leader in cross-functional engineering programs, as well as auditing and remediation of risk management, medical device design controls, manufacturing and supplier quality, 21 CFR Part 11 compliance, post-market surveillance and quality manufacturing systems compliance for numerous manufacturers. Since 2012, Mr. Johnson has been the President and principal owner of Stratego, Inc., a life science consulting corporation he founded to provide client services for the design of medical products and the remediation of significant product challenges for FDA compliance. Notable Stratego Inc. engagements include Amgen, Philips Healthcare, Baxter, Hospira (a subsidiary of Pfizer), Zimmer Biomet-Biologics, St. Jude Medical, Varuna Biomedical, and Boston Scientific. Mr. Johnson’s many years of experience as an executive in the life sciences and expertise with medical product design, risk management and regulatory issues are material factors which demonstrate his qualifications to serve on our Board of Directors.

James Martin. Mr. Martin has served as a director of the Company since July 2019. He is a retired Certified Public Accountant and attorney whose career included his responsibility as Partner in Charge of KPMG LLP’s tax practice for its Newport Beach, California office. In that role, he provided and oversaw the rendition of tax services for numerous clients in varied industries. He retains his AICPA membership and holds Accounting and Law Degrees from the University of Washington and, on a Fellowship, received a Master of Laws Degree from New York University. Mr. Martin’s extensive accounting expertise is a material factor which demonstrate his qualifications to serve on our Board of Directors.

Robert Rudelius. Mr. Rudelius has served as a director of the Company since August 2018. Currently, he is the Chief Executive Officer and Managing Director of Noble Ventures, LLC, a company he founded in 2001 that provides advisory and consulting services to early and mid-stage companies in the information technology, communications, medical technology, and social e-commerce industries. He is also the co-founder, President & CEO of MedicaMetrix, Inc., a company that is building a commercialization engine that will launch a stream of medical devices aimed at delivering transformative healthcare solutions for unmet medical needs. From April 1999 through May 2001, when it was acquired by StarNet L.P., Mr. Rudelius was the founder and CEO of Media DVX, Inc., a start-up business that provided a satellite-based, IP-multicasting alternative to transmitting television commercials via analog videotapes to television stations, networks, and cable television operators throughout North America. From April 1998 to April 1999, Mr. Rudelius was the President and Chief Operating Officer of Control Data Systems, Inc., during which time Mr. Rudelius reorganized and re-positioned the software company as a professional technology services company, resulting in the successful sale of the company to British Telecom. From October 1995 through April 1998, Mr. Rudelius was the founding Managing Partner of AT&T Solutions, Inc., a subsidiary of AT&T Inc. (NYSE: T), and headed the Media, Entertainment & Communications industry practice. From January 1990 through September 1995, Mr. Rudelius was a partner in McKinsey & Company’s information, technology, and systems practice, during which time he headed the practice in Japan and the United Kingdom. Mr. Rudelius began his career at Arthur Andersen & Co. where he was a leader in the firm’s financial accounting systems consulting practice. Mr. Rudelius served as a member of the Axogen, Inc. (Nasdaq: AXGN) Board of Directors for ten years from September 2010 through September 30, 2020, where he served on the audit committee and as a member of the compensation committee. Mr. Rudelius has an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in mathematics and economics from Gustavus Adolphus College in St. Peter, Minnesota. Mr. Rudelius’ qualifications to serve on our Board of Directors include his extensive executive leadership and financial experience, particularly in connection with rapid growth technology businesses, and his experience as a director of publicly traded companies.

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Family Relationships

There are no family relationships between executive officers or directors of the Company.

Skills and Qualifications of the Directors

The Board believes that the qualifications of the directors, as set forth in their biographies, which are listed above, give them the qualifications and skills to serve as directors of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. To the Company’s knowledge, based solely on a review of the Form 3’s, 4’s and 5’s electronically filed with the SEC during fiscal 2023, all such filing requirements applicable to the Company’s directors, executive officers, and greater than 10% beneficial owners were complied with.

CORPORATE GOVERNANCE

Director Independence

Since August 13, 2021, our common stock and warrants have been listed on the Nasdaq National Market, or Nasdaq, under the symbols “PETV” and “PETVW,” respectively. Under Nasdaq Rule 5605 (“Nasdaq Rules”), independent directors must comprise a majority of a listed company’s board of directors.

Our Board of Directors has affirmatively determined, after considering all the relevant facts and circumstances, that each of Spencer Breithaupt, Leslie Coolidge, Robert Costantino, Joseph Jasper, Scott Johnson, James Martin, and Robert Rudelius are independent, as “independence” is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq, and does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Accordingly, a majority of our directors are independent, as required under the applicable Nasdaq rules.

Corporate Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code of Ethics”) which applies to our board of directors, executive officers, and other employees. Our Code of Ethics outlines the broad principles of ethical business conduct we have adopted, including subject areas such as confidentiality, conflicts of interest, corporate opportunities, public disclosure reporting, protection of company assets, and compliance with applicable laws. We post on our website, at www.petvivo.com, the charters of our Audit, Compensation, and Nominating and Corporate Governance Committees; our Code of Ethics and any amendments or waivers thereto; and any other corporate governance materials contemplated by the SEC or Nasdaq. These documents are also available in print to any stockholder requesting a copy in writing from our Corporate Secretary at our executive offices set forth in this Proxy Statement.

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Board Leadership Structure

The Board of Directors has no policy regarding the need to separate or combine the offices of Chairman of the Board and the Chief Executive Officer and instead the Board of Directors remains free to make this determination from time to time in a manner that seems most appropriate for the Company. Currently, the positions of Chairman and Chief Executive Officer are separate at the Company. Mr. Martin serves as our Chairman and Mr. Lai serves as our President and Chief Executive Officer. At this time, the Company believes this segregation allows the Board of Directors to effectively provide guidance to and oversight of its management.

Executive Sessions

We regularly schedule executive sessions in which non-employee directors will meet without the presence or participation of management, with at least one of such sessions including only independent directors. Our Chairperson will chair the executive sessions.

Board and Committee Meetings

Our Board of Directors held a total of thirteen meetings during the fiscal year ended March 31, 2023. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director was a member.

During the fiscal year ended March 31, 2023, the Audit Committee held five meetings, the Compensation Committee held seven meetings and the Nominating and Corporate Governance Committee held two meetings.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of stockholders. All of our directors were present, in person or via video conference, at our annual meeting of stockholders held in 2022.

Board Committees

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“Nominating Committee”).

Audit Committee

In fiscal 2023, our Audit Committee consisted of Leslie Coolidge (Chair), Robert Costantino and Joseph Jasper, each of whom is independent within the meaning of the rules of the SEC and the Nasdaq Rules. Our Board has determined that, based on her professional qualifications and experience described above, Leslie Coolidge is an audit committee financial expert as defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements as required by the Nasdaq Rules.

The primary functions of the Audit Committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our stockholders; (ii) our internal financial and accounting processes; (iii) the independent audit process; and (iv) compliance with our Code of Ethics, as well as conflicts of interest and related party transactions. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rules 10A-3(b)(2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting firms, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter.

Compensation Committee

In fiscal 2023, our Compensation Committee consisted of Robert Rudelius (Chair), Robert Costantino and Scott Johnson, each of whom is an independent director under the Nasdaq Rules, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and otherwise independent under the rules and regulations of the SEC.

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The functions performed by the Compensation Committee include reviewing and approving all compensation arrangements for our executive officers and administering our equity incentive plans and programs. The Compensation Committee makes all final compensation decisions for our executive officers, including equity grants. The Compensation Committee expects to periodically review the approach to executive compensation and to make changes as competitive conditions and other circumstances warrant and will seek to ensure the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented.

The Committee determines or recommends to the Board of Directors for determination the specific compensation of the Company’s Chief Executive Officer and all of the Company’s other executive officers. Although the Committee may seek the input of the Company’s Chief Executive Officer in determining the compensation of the Company’s other executive officers, the Chief Executive Officer may not be present during the voting or deliberations with respect to his compensation.

In April 2022, the Compensation Committee engaged the services of the 21-Group, an independent compensation consultant, to complete a review of the compensation of executive officers and non-employee directors and aggregate compensation data for those positions among firms in comparable industries at comparable growth stages. The Compensation Committee used the information from the resulting report and discussions with management to establish a compensation strategy and set target compensation levels for officers and non-employee directors. In making final decisions regarding compensation to be paid to our executive officers, the Compensation Committee considers several factors, including the benchmarking information gathered by its compensation consultant, the achievement by the Company of pre-established performance objectives, the general performance of the Company, and the individual officers, the performance of the Company and other factors that may be relevant. The 21-Group did not provide any services to our Company other than those for which it was retained by the Compensation Committee.

The Compensation Committee has determined that no risks exist arising from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. The Committee has the authority to retain a compensation consultant or other advisors to assist it in the evaluation of compensation and has the sole authority to approve the fees and other terms of retention of such consultants and advisors and to terminate their services.

Nominating and Corporate Governance Committee

In fiscal 2023, our Nominating and Corporate Governance Committee (“Nominating Committee”) consisted of Joseph Jasper (Chair), Leslie Coolidge, and Robert Rudelius, each of whom is an independent director under the Nasdaq Rules.

The Nominating Committee identifies the candidates for Board membership. In identifying candidates, the Nominating Committee seeks recommendations from existing Board members, executive officers of the Company, and all persons who own more than five percent (5%) of the Company’s outstanding securities. The Nominating Committee has no stated specific minimum qualifications that must be met by a candidate for a position on the Board of Directors. While the Nominating Committee does not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors. The Nominating Committee may, when appropriate, retain an executive search firm and other advisors to assist it in identifying candidates for the Board.

In addition, the Nominating Committee will consider any candidates that may have been recommended by any of the Company’s stockholders who have made those recommendations in accordance with the procedures described in the Company’s Bylaws. In addition, such stockholder recommendations must be accompanied by (i) such information about each prospective director nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had the prospective director nominee been nominated by the Board of Directors, and (ii) that the prospective director nominee has consented to be named, if nominated, as a nominee and, if elected, to serve as a director. To date, the Company has not received any recommendations from stockholders requesting a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement. All of the directors of the Company participated in the consideration of the director-nominees included in this Proxy Statement.

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Board Diversity Matrix

In 2021, Nasdaq amended its listing rules to require disclosure of specified board diversity metrics and diverse board composition, subject to certain exceptions and phase-in periods. The table below provides the composition of our Board based on voluntary self-identification of gender identity and other demographics. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq rules and related guidance and instructions.

Board Diversity Matrix (As of September 21, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face including operational, cybersecurity, information technology, human capital, environmental, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC, as well as risks relating to specific developments, such as new product introductions. Our management team maintains primary responsibility for the Company’s risk management, and the Board and its committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal controls, and our historically conservative practices when assessing the Company’s risks.

The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations, and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Nominating Committee monitors the effectiveness of our corporate governance policies and the selection of prospective Board members and their qualifications, The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks. Each committee must report findings regarding material risk exposures to the Board as quickly as possible.

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Employee, Officer, and Director Hedging and Pledging

The Company has adopted an Insider Trading Policy that applies to all directors, officers, and employees. The Insider Trading Policy provides that the Company’s directors, executive officers, and their respective family members and others in their households (1) may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities, and (2) may not hold Company securities in a margin account or pledge Company securities as collateral for a loan. Additionally, the Company’s officers, directors, and certain designated employees are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

Communication with the Board of Directors

Any stockholder may communicate with the Board or an individual director by contacting John Lai, Chief Executive Officer, PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, MN 55439, or by email to: John Dolan, Corporate Secretary at jdolan@petvivo.com, Subject: Communication to Board of Directors. The Board has instructed the Chief Executive Officer to review this correspondence and determine, at his discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged Assurance Dimensions, Inc. (“Assurance”) as our independent registered public accounting firm to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. The Audit Committee hereby reports as follows:

The Audit Committee has:

i.	Reviewed and discussed the Company’s audited financial statements for the fiscal year ended March 31, 2023, with management of the Company;
ii.	Discussed with Assurance the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
iii.	Received the written disclosures and the letter from Assurance required by applicable requirements of the PCAOB regarding the registered public accounting firm’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Assurance its independence; and
iv.	Based on the review and discussion referred to in paragraphs (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended March 31, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Members of the Audit Committee as of the date of filing the Company’s Annual Report on Form 10-K for fiscal 2023 (June 29, 2023)
/s/ Leslie Coolidge, Chairman
/s/ Robert Costantino
/s/ Joseph Jasper

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This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

The Company qualifies as a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation.

Our named executive officers (“Named Executive Officers” or “NEO’s”) for fiscal year ended March 31, 2023 (“fiscal 2023”) were as follows:

●	John Lai, Chief Executive Officer and President;

●	Robert J. Folkes, Chief Financial Officer; and

●	Randall Meyer, Chief Operating Officer.

Certain information regarding the compensation of our Named Executive Officer for our fiscal years ended March 31, 2023 (“fiscal 2023”) and March 31, 2022 (“fiscal 2022”) is provided on the following pages.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by our Named Executive Officers for fiscal 2023 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
John Lai	2023	306,260	—	175,000	—	—	$6,387	$487,637
CEO and President	2022	202,083	20,000	481,500	—	—	$6,160	$709,743

Robert J Folkes	2023	265,000	—	—	439,206	—	$8,066	$712,272
Chief Financial Officer(6)	2022	211,250	100,000	173,340	—	—	$3,348	$487,938

Randall Meyer	2023	240,833	—	—	—	—	$4,581	$245,414
Chief Operating Officer(7)	2022	128,333	30,000	208,650	—	—	$—	$366,983

(1)	In lieu of receiving cash in the amount of $29,167 for one month’s salary payment, Mr. Lai received an aggregate of 10,100 shares of the Company’s common stock. The stock was valued at a price of $2.8878 per share.

(2)	Represents discretionary bonus payments on amounts earned in fiscal 2022 which were paid in July 2022.

(3)	The amounts reflected in this table represent the aggregate grant date fair value for restricted stock unit awards computed in accordance with ASC Topic 718. The grant date fair value is determined and based on the per share closing price of our common stock on the grant dates for fiscal 2023 and 2022, respectively. Information regarding the valuation assumptions used in the calculations is included in “Note 11 – Stockholders’ Equity” of our consolidated financial statements included in our Annual Report.

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(4)	The amounts reflected in this table represent the aggregate grant date fair value of options, computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations is included in “Note 11 – Stockholders’ Equity” of our consolidated financial statements included in our Annual Report.

(5)	Represents the payment of health insurance premiums by the Company for Mr. Lai, Mr. Folkes, and Mr. Meyer.

(6)	Mr. Folkes was appointed to serve as the Company’s Chief Financial Officer on April 14, 2021.

(7)	Mr. Meyer was appointed to serve as the Company’s Chief Operating Officer on September 10, 2021.

Narrative Disclosure to the Summary Compensation Table

The following is a discussion of certain terms that we believe are necessary to understand the information disclosed in the Summary Compensation Table.

Base Salaries

The Company’s Named Executive Officers receive a base salary for services rendered to the Company, which is set forth in their respective employment agreements. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. From April 1, 2020, through September 8, 2021, Mr. Lai received a base salary of $100,000 which was increased to $275,000, effective as of September 9, 2021 and increased to $350,000 effective as of November 1, 2022. Mr. Folkes joined the Company on April 14, 2021, and his initial salary was $190,000 per year, which was increased to $240,000 per year effective as of September 9, 2021 and increased to $300,000 effective as of November 1, 2022. Mr. Meyer joined the Company, as its Chief Operating Officer, on September 9, 2021 and his base salary was $220,000 per year which was increased to $270,000 effective as of November 1, 2022.

In February 2023, Mr. Lai agreed that he would receive his salary payments in shares of the Company’s common stock in lieu of cash from March 1, 2023 through August 31, 2023 (the “Interim Period”). The Compensation Committee approved issuing 60,600 Shares (the “Total Interim Shares”) to Mr. Lai for his service during the Interim Period as a restricted stock award unit agreement (“RSU Award Agreement”) under the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Compensation Plan (“Amended Plan”). The Compensation Committee calculated the number of Total Interim Shares by taking (A) Mr. Lai’s salary during the Interim Period ($175,000) divided by (B) the volume weighted average closing price of the Company’s common stock during the 10-day period preceding February 22, 2023 ($2.8878), rounded up to the nearest whole share. The Compensation Committee approved the vesting of 10,100 of the RSU’s on March 1, 2023, with an additional 10,100 of the RSU’s vesting on the first day of each month thereafter such that all of the RSU’s would be fully vested on August 1, 2023, subject to Mr. Lai’s continued employment with the Company through each applicable vesting date. Additional terms of the RSU Award Agreement are set forth in the Amended Plan.

Bonuses

In November 2021, the Company established a bonus plan for its Named Executive Officers with a performance target based on total revenues for fiscal 2022. If the Company achieved the performance target, the Named Executive Officers would receive a bonus equal to a certain percentage of their respective salary. The Company realized that the performance target would not be achieved in fiscal 2022 because the Company’s ability to sell its lead product, Spryng™, was limited because it did not have canine and equine studies which distributors and other vendors needed to review before purchasing the Company’s products. The Compensation Committee determined that the performance target was unrealistic and not an appropriate target for the Company at this time. The Compensation Committee believed that the Named Executive Officers and other employees had done exceptional work in transitioning the Company from being a start-up company to a revenue-producing company. As such, the Compensation Committee awarded discretionary bonuses to the Named Executive Officers and other employees. The Compensation Committee awarded discretionary bonuses to Mr. Lai, Mr. Folkes, and Mr. Meyers for their services in fiscal 2022 in the amounts of $20,000, $100,000, and $30,000, respectively. The Company paid these bonuses to the Named Executive Officers in July 2022.

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In November 2022, the Company established target bonuses for a bonus plan for its Named Executive Officers with performance targets based on total revenues and individual objectives for fiscal 2023. The Company did not achieve its revenue target for fiscal 2023, so the Named Executive Officers did not receive performance bonuses under the Bonus Plan.

Equity Compensation

Our Compensation Committee administers our Amended and Restated 2020 Equity Compensation Plan (“Amended Plan”) and approves the amount of, and terms applicable to, grants of stock options, restricted stock units, and other types of equity awards to employees, including the Named Executive Officers. The Amended Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs), and stock bonus awards (all such types of awards, collectively, “equity awards”), although incentive stock options may only be granted to employees.

On April 14, 2021, the Company granted 34,000 RSUs (“April 2021 RSU Grant”) to Mr. Folkes pursuant to the terms of his employment agreement. These RSUs vest over a three-year period, with 10,000 RSUs vesting on January 1, 2022, 10,000 vesting on January 1, 2023, and 14,000 vesting on January 1, 2024, subject to Mr. Folkes remaining employed at the Company. These RSUs will automatically vest if there is a Change in Control (as defined in our Amended Plan).

On September 9, 2021, the Compensation Committee granted RSUs to Mr. Lai, Mr. Folkes, and Mr. Meyer for their exceptional performance in assisting the Company in closing its public offering in which it raised $11.2 million in gross proceeds and listed its common stock and warrants on Nasdaq. The Named Executive Officers received the following RSU grants (“November 2021 RSU Grants”): Mr. Lai – 150,000 RSUs, Mr. Folkes – 54,000 RSUs, and Mr. Meyer – 65,000 RSUs. These RSUs vest in three installments, with 1/3 vesting on March 31, 2022, 1/3 vesting on March 31, 2023, and 1/3 vesting on March 31, 2024, based upon continued employment with the Company. These RSUs will automatically vest if there is a Change in Control (as defined in our Equity Incentive Plan).

On October 19, 2022, the Compensation Committee granted 200,000 non-qualified statutory options (the “Executive Options”) to Mr. Folkes under the Amended Plan for exemplary service to the Company (the “October 2022 Option Grant”). The Executive Options have an exercise price of $2.40 per share, representing the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The Executive Options have a seven (7) year term and vest over a two (2) year period as follows: 1/3 on the date of grant, 1/3 on October 19, 2023, and 1/3 on October 19, 2024, provided Mr. Folkes remains in the continuous employ of the Company through the applicable vesting date. The Executive Options will automatically vest if there is a Change in Control (as defined in our Amended Plan).

On February 24, 2023, the Compensation Committee entered into a second amendment to an employment agreement with Mr. Lai pursuant to which it granted him equity in exchange for salary for the six-month period beginning on March 1, 2023 and ending on August 31, 2023. The Company granted Mr. Lai 60,600 shares which vest in equal monthly amounts of 10,100 shares beginning March 1, 2023 in lieu of his salary payments for a six-month period.

For the grant date fair values of the options and RSUs, please see the Summary Compensation Table above.

Perquisites

We offer health insurance to our Named Executive Officers on the same basis that these benefits are offered to our other eligible employees. We offer a 401(k) plan to all eligible employees. The Company also provides other benefits to its Named Executive Officers on the same basis as provided to all its employees, including vacation and paid holidays.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2023

The following table sets forth for each Named Executive Officer, information regarding outstanding equity awards as of March 31, 2023. Market value is based on the closing stock price of $2.75 on March 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
John Lai	10/31/2019	90,000		—	2.24	10/31/2024	—		$—
	12/31/2019	19,847		—	1.95	12/31/2024	—		—
	3/31/2020	24,253		—	1.27	3/31/2025	—		—
	6/30/2020	7,441		—	1.60	6/30/2025	—		—
	9/09/2021						100,500	(2)	276,375

Robert J. Folkes	10/19/2022	66,667	(3)	133,333	$2.40	10/18/2029
	9/09/2021	—		—			32,000	(4)	$88,000

Randall Meyer	1/15/2020	10,547		—	1.20	1/15/2029	—		$—
	12/31/2019	1,213		—	1.95	12/31/2024	—		—
	3/31/2020	1,104		—	1.27	3/31/2025	—		—
	6/30/2020	559		—	1.60	6/30/2025	—		—
	9/09/2021	—		—	—	—	21,666	(5)	59,582

(1)	The value reported for the RSUs was determined by multiplying the number of unvested RSUs by the closing market price of $2.75 of the Company’s common stock on March 31, 2023.

(2)	Comprised of 50,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, and 50,500 unvested shares underlying an RSU award granted on February 24, 2023, which will vest in equal monthly installments of 10,100 shares beginning April 1, 2023, with both awards subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control (as defined in our Amended Plan).

(3)	Mr. Folkes was granted a nonqualified stock option grant on October 19, 2022 to purchase 200,000 shares of our common stock at an exercise price of $2.40 per share. The options have a seven-year life and vest 66,667 shares on October 19, 2022, 66,667 shares on October 19, 2023, and 66,666 shares on October 19, 2024. The options will vest automatically if there is a change of control (as defined in our Amended Plan).

(4)	Comprised of 14,000 unvested shares underlying an RSU award granted on April 14, 2021, which will vest on January 1, 2024, and 18,000 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, with both RSU awards subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a change of control (as defined in our Amended Plan).

(5)	Comprised of 21,666 unvested shares underlying an RSU award granted on September 9, 2021, which will vest on March 31, 2024, subject to the executive’s continued employment with the Company. The RSUs will vest automatically if there is a Change of Control (as defined in our Amended Plan).

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Executive Employment Agreements

Prior Employment Agreements

The Company entered into an employment agreement (“2019 Agreement”) with John Lai on October 1, 2019, to serve as the Company’s Chief Executive Officer for a term of 3 years. Mr. Lai’s annual base salary was a minimum of $100,000 or such higher amount, as determined by the Board. Mr. Lai could be terminated for cause or without cause upon ten (10) days advance written notice. Mr. Lai was eligible to receive discretionary bonuses, as determined by the Board, and eligible for all employee benefits provided to executives of similar tenure. His 2019 Agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Lai’s 2019 Agreement was replaced with a new employment agreement on November 10, 2021.

The Company entered into an employment agreement (“April 2021 Agreement”) with Robert Folkes on April 14, 2021, to serve as the Company’s Chief Financial Officer. The employment agreement was for a term of approximately two years and nine months and terminated on January 31, 2024. Mr. Folkes’ annual base salary was $190,000 per year and he was eligible to receive a bonus of up to 50% of his base salary based upon the achievement of performance goals developed by the Compensation Committee. He could be terminated for cause or without cause upon ten (10) days advance written notice. His employment agreement contained customary confidentiality and non-competition provisions which survived for a period of one year after his employment with the Company was terminated. As discussed below, Mr. Folkes April 2021 Agreement was replaced with a new employment agreement on November 10, 2021.

Current Employment Agreements

Effective as of November 10, 2021, the Company entered into new employment agreements with Mr. Lai, which replaced his 2019 Agreement, and Mr. Folkes which replaced his April 2021 Agreement. In addition, the Company entered into a new employment agreement with Randall Meyer to serve as the Company’s Chief Operating Officer effective as of November 10, 2021. All of these employment agreements were amended in November 2022 to increase the base salaries of the executive officers, effective as of November 1, 2022. In addition, Mr. Lai’s employment agreement was amended in February 2023 to provide that he would receive his salary payments in the form of equity instead of cash for the six-month period from March 1, 2023 through August 31, 2023. With the exception of the salary and severance payments, the employment agreements are substantially similar.

All of these employment agreements expire on September 30, 2024. Messrs. Lai, Folkes, and Meyer have annual base salaries of $350,000, $300,000, and $270,000, respectively, subject to potential increase or decrease from time to time as determined by the Compensation Committee of the Board of Directors. As previously noted, Mr. Lai will be receiving his salary payments in shares of the Company’s common stock from March 1, 2023 through August 31, 2023. The Compensation Committee approved issuing 60,600 Shares to Mr. Lai for his service during the Interim Period as a restricted stock award unit agreement under the Company’s Amended Plan. The Compensation Committee calculated the number of Total Interim Shares by taking (A) Mr. Lai’s salary during the Interim Period ($175,000) divided by (B) the volume-weighted average closing price of the Company’s common stock during the 10-day period preceding February 22, 2023 ($2.8878), rounded up to the nearest whole share. The Compensation Committee approved the vesting of 10,100 of the RSUs on March 1, 2023, with an additional 10,100 of the RSUs vesting on the first day of each month thereafter such that all of the RSUs would be fully vested on August 1, 2023, subject to Mr. Lai’s continued employment with the Company through each applicable vesting date. Additional terms of the RSU Award Agreement are set forth in the Amended Plan.

The employment agreements also provide for a target annual bonus as determined by the Compensation Committee. In addition to an annual salary and bonus, the employment agreements provide that the executive officers are entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, and disability insurance plans and any other employee benefit plans.

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The employment agreements provide for termination of the executive officers at any time by the Company for Cause (as defined in the employment agreements) or without Cause. If an executive officer is terminated for Cause, he will receive his salary through the termination date and reimbursement of any unpaid expenses and accrued but unused vacation/paid time off through the termination date (“Accrued Obligations”). If the executive officer’s employment is terminated by the Company without Cause, subject to the execution of a release of any and all claims or potential claims against the Company, the executive officer will be entitled to receive a severance payment, his accrued but unpaid bonus, if any, and any Accrued Obligations owed through the termination date, in a lump sum payment within 10 days after the termination date. Mr. Folkes will receive a severance payment equal to 6 months of his base salary. Mr. Lai and Mr. Meyer will each receive a severance payment equal to 1 month’s base salary. If the executive’s employment is terminated as a result of his death or disability, he or his estate will receive his compensation through the date of termination, his accrued and unpaid bonus, if any, and Accrued Obligations through the date of termination.

Each executive officer is required to agree to non-competition, non-solicitation, and confidentiality obligations. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the new employment agreements and for 12 months following the executive officer’s termination.

Potential Payments on Change in Control or Termination without Cause

The employment agreements for Mr. Lai, Mr. Folkes, and Mr. Meyer do not contain any provisions providing for the acceleration of any salary or bonus payments if there is a change in control. The November 2021 RSU Grants to Mr. Lai, Mr. Folkes, and Mr. Meyer and the April 2021 RSU Grant and October 2022 Option Grant awarded to Mr. Folkes contain provisions that provide for accelerated vesting of these RSU Grants and Option Grant if there is a change of control of the Company (as such term is defined in the Amended Plan). In addition, if Mr. Lai, Mr. Folkes, or Mr. Meyer is terminated without cause, any RSU’s under the April or November 2021 RSU Grants or Options under the October 2022 Option Grant that would have vested on or before the first anniversary of such termination had the executive remained employed shall be accelerated and deemed to have vested as of the termination date. Any time-based RSUs that have not vested as described above may not be transferred and will be forfeited on the date the Named Executive Officer’s employment with the Company terminates.

Director Compensation

The following table provides information on compensation paid to our non-employee directors for their services as members of our board of directors during our fiscal year ended March 31, 2023:

Name of Director	Fees paid in cash ($)	Option awards ($)(1)	All other compensation ($)		Total ($)
Leslie Coolidge	$23,334	$85,297	$—		$108,631
Robert Costantino	$22,334	$82,837	$—		$105,171
Joseph Jasper	$32,500	$68,920	$—		$101,420
Scott M. Johnson	$30,000	$64,007	$—		$94,007
James Martin	$33,750	$72,641	$—		$106,391
Robert Rudelius	$32,500	$68,920	$—		$101,420
Greg Cash(3)	$15,000	$14,299	$15,000	(2)	$44,299
Dave Deming(3)	$13,000	$12,394	$13,000	(2)	$33,394

(1)	The value in this column reflects the aggregate grant date fair value of the stock options as computed in accordance with ASC Topic 718. Information regarding the valuation assumptions used in the calculations is included in “Note 11 – Stockholders’ Equity” to our consolidated financial statements included in our Annual Report. As of March 31, 2023, the aggregate number of options outstanding (vested and unvested) for Ms. Coolidge, Mr. Costantino, Mr. Jasper, Mr. Johnson, Mr. Martin, and Mr. Rudelius was 35,745, 34,687, 30,575, 28,373, 32,164 and 30,575, respectively.

(2)	Represents consulting fees paid to these directors.

(3)	Mr. Cash and Mr. Deming were no longer members of the Board of Directors effective as of October 14, 2022.

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General Policy Regarding Compensation of Non-Employee Directors

Directors who are not employees of the Company are paid directors fees, in cash, stock options, or a combination thereof. In fiscal 2023, all compensation was paid with stock options and cash. Effective for the period from October 1, 2022 through September 30, 2023, all non-employee directors, including those serving on only one committee, received annual compensation for this period in an amount equal to $70,000 (the “Annual Award”), payable as follows: (i) 25% of the Annual Award as a cash retainer, payable on the date of the Annual Award, which was October 22, 2022, (the “Award Date”), and (ii) 75% of the Annual Award as an equity award of options (the “Options”) pursuant to the Amended Plan granted on the Award Date; provided that each non-employee director, by written notice to the Board, could elect to receive 100% of the Annual Award in the form of Options. All of the non-employee directors elected to receive their compensation in the form of 25% in a cash retainer and 75% in Options. The number of Options was determined by (A) the value of the Annual Award to be granted as Options divided by (B) $2.56 the value of the Company’s common stock, as determined by the Black Scholes valuation method two business days prior to the Award Date. The Options vest on the earlier of (i) September 30, 2023 or (ii) the day immediately preceding the next annual meeting of stockholders following the Award Date, subject to the directors continued service as a director through the vesting date. The fair market value and monetary amount used to determine the Annual Award in the foregoing paragraph shall be adjusted as follows in the following scenarios:

Non-employee directors serving on two or more committees: $72,000

Non-employee directors serving as committee chairs: $75,000

Non-employee director serving as the chairman of the Board: $80,000

Our non-employee directors are also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committees on which they may serve.

In September 2022, the Company made initial option grants to two new directors who joined the Board in fiscal 2023 for each to acquire up to 10,000 shares of the Company’s common stock at an exercise price of $2.79 pursuant to the terms and conditions of the Company’s Amended Plan. These options vest on September 15, 2023, subject to the director’s continued service as a director through the vesting date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLAN

The following table sets forth securities authorized for issuance under the PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan (“Amended Plan”), which was approved by our stockholders as well as any equity compensation plans that were not approved by our stockholders as of March 31, 2023.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflect in table)
Plans approved by shareholders(1)	1,140,933	$2.58	1,483,474
Plans not approved by shareholders(2)	562,817	$2.00	—

(1)	PetVivo Holdings, Inc. Amended and Restated 2020 Equity Incentive Plan.

(2)	Represents warrants granted to officers, directors, employees, financial advisors, consultants, investors, and other service providers pursuant to individual contracts, investments, awards, or arrangements for compensatory purposes.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of the transactions since April 1, 2021 between the Company and its executive officers, directors, nominees for directors, principal shareholders, and related parties involving amounts that exceed $120,000.

David Masters

On September 8, 2023, the Company executed a Confidential Settlement and Mutual Release Agreement having an effective date of March 14, 2022 (“Settlement Agreement”), with the Company’s former Chief Technology Officer and former director, Dr. David B. Masters (“Masters”).

Under the Settlement Agreement, Masters agreed to release any and all claims that he had, has, or may have against the Company arising out of any event occurring on or before the effective date of the Settlement Agreement, including claims that the Company owed him money for work that he had performed for the Company. Masters further agreed that he would continue to comply with his surviving obligations under the Consulting Agreement entered between the Company and Masters and having an effective date of September 1, 2020 (“Consulting Agreement”), including those obligations under Paragraph 6 thereof, which pertain to maintaining confidentiality of certain proprietary information and trade secrets of the Company.

Masters also agreed that for a period of three years beginning on the Effective Date of the Settlement Agreement and ending on March 14, 2025, Masters would notify the Company in writing of the name of any future employer, person, or business (collectively, the “New Business Partner”) to whom Masters provides services if such information is not permanently listed on Masters’ LinkedIn public profile. In the event that confidentiality provisions unilaterally imposed by such New Business Partner prohibit Masters from providing the required disclosure to the Company, Masters agrees to inform the New Business Partner in writing that he was a party to the Consulting Agreement and the Settlement Agreement, both of which are a matter of public record. Masters agrees to maintain a copy of the written notice signed by the New Business Partner which documents that the New Business Partner received the notice and is signed by an executive at the New Business Partner. Master agrees to provide a copy of this notice to the Company upon its request. The requirements described in this paragraph shall not apply to Masters’ provision of services outside of the veterinary, biomedical, or medical technology fields if such services do not directly or indirectly relate to or involve protein biomaterials, protein technology, or the Company’s trade secrets or other proprietary information.

In exchange for Masters’ promises and other considerations under the Settlement Agreement, the Company agreed to pay Masters $180,000 within thirty days of execution of the Settlement Agreement. The Company also agreed to release Masters from any and all claims that it had, has, or may have against Masters arising out of any event occurring on or before the effective date of the Settlement Agreement (except it does not release Masters from any claims of the Company for breach by Masters of his confidentiality or trade secret obligations that the Company could have not discovered through reasonable due diligence, even if such claims related to any act, omission or event that occurred prior to the effective date of Settlement Agreement).

John Lai

In May 2021, Mr. Lai converted 42,188 warrants into common stock with an exercise and conversion price of $1.33 per share into 36,915 shares of our common stock on a cashless basis pursuant to the warrants’ cashless exercise provision.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of September 1, 2023, based on 13,789,765 shares of Common Stock outstanding as of such date, by: (i) each person or entity known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each Named Executive Officer for whom compensation information is given in the Summary Compensation Table in this Proxy Statement, and (iv) all directors and Named Executive Officers as a group. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to applicable community property laws.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Beneficial Ownership (%)
Named Executive Officers and Directors
John Lai(2)	1,230,406	8.83%
Robert J. Folkes(3)	202,334	1.45%
Randall Meyer(4)	598,658	4.34%
James Martin(5)	222,017	1.60%
Joseph Jasper(6)	90,554	*
Scott Johnson(7)	229,314	1.66%
Robert Rudelius(8)	222,543	1.61%
Robert Costantino(9)	44,390	*
Leslie Coolidge(10)	35,745	*
Spencer Breithaupt(11)	10,239	*

All Directors and Executive Officers as a Group (11 Persons)(12)	2,886,200	20.10%

Owners of more than 5% of our Stock
Allan Sarroff(13)	1,583,911	11.49%
Stanley Cruden(14)	1,102,740	8.00%
David B. Masters(15)	750,427	5.41%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each officer and director of the Company is c/o PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Minneapolis, MN 55439.

(2)	Amount consists of 1,088,592 shares owned directly by Mr. Lai and warrants to purchase 141,814 shares that are vested or will vest within 60 days of the Record Date.

(3)	Amount consists of 69,000 shares directly owned by Mr. Folkes and options to purchase 133,334 shares that are vested or will vest within 60 days of the Record Date.

(4)	Amount consists of 585,235 shares that are owned directly by Mr. Meyer and includes warrants to purchase 13,423 shares that are vested or will vest within 60 days of the Record Date.

(5)	Amount consists of 146,041 shares held by Mr. Martin directly and his two IRA accounts, 113 shares held by his wife, 2,289 shares held by Martinmoore Holdings, LLP, a company controlled by Mr. Martin who exercises sole voting and dispositive power over these shares, warrants to purchase 41,410 and stock options to purchase 32,164 shares that are vested or will vest within 60 days of the Record Date.

(6)	Amount consists of 34,754 shares held by Mr. Jasper directly, 2,000 shares held by his wife, warrants to purchase 23,225 shares, and stock options to purchase 30,575 shares that are vested or will vest within 60 days of the Record Date.

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(7)	Amount consists of 175,565 shares held by Mr. Johnson directly, warrants to purchase 25,376 shares, and stock options to purchase 28,373 shares that are vested or will vest within 60 days of the Record Date.

(8)	Amount consists of 172,280 shares held by Mr. Rudelius directly, in his IRA, and by Noble Ventures, LLC, a company controlled by Mr. Rudelius, warrants to purchase 19,688 shares and stock options to purchase 30,575 shares that are vested or will vest within 60 days of the Record Date.

(9)	Amount consists of 9,703 shares held by Mr. Costantino and his wife as joint tenants with right of survivorship and options to purchase 34,687 shares that are vested or will vest within 60 days of the Record Date.

(10)	Amount consists of stock options held by Ms. Coolidge to purchase 35,745 shares that are vested or will vest within 60 days of the Record Date.

(11)	Mr. Breithaupt joined the Board on April 14, 2023. Amount consists of stock options held by Mr. Breithaupt to purchase 10,239 shares of the Company’s common stock that are vested or will vest within 60 days of the Record Date.

(12)	Amount includes warrants and stock options held by all of our Named Executive Officers and directors, as a group, to purchase an aggregate of 335,692 shares of the Company’s common stock pursuant to outstanding options and 264,936 shares pursuant to outstanding warrants that are vested or will vest within 60 days of the Record Date.

(13)	As reported in Schedule 13G filed by the A.L. Sarroff Fund, LLC (“Fund”) with the SEC on August 22, 2023. Mr. Sarroff is the controlling member of the Fund. The address for the Fund is 43 Meadow Woods Road, Great Neck, NY 11020.

(14)	As reported in Mr. Cruden’s Amendment No. 16 to his Schedule 13G filed with the SEC on August 22, 2023. Mr. Cruden’s address is 1135 Calgary Rd, North Port, FL 34288.

(15)	Amount consists of 708,727 shares held directly by David Masters and warrants to purchase 44,172 shares that are vested or will vest within 60 days of the Record Date.

23

PROPOSAL ONE: ELECTION OF DIRECTORS

General

Our Bylaws provide that the exact number of directors comprising our Board of Directors will be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, directors whose terms expire at that annual meeting are elected for a one-year term.

Our Board of Directors is currently composed of eight (8) members. The current term of six directors expires at this Annual Meeting. Messrs. Breithaupt, Costantino, Jasper, Lai, Martin, and Rudelius are being nominated for reelection to the Board, and Diane M. Levitan, VMD is being nominated for election to the Board for the first time (collectively, the “Nominees”). Ms. Coolidge and Mr. Johnson will not stand for reelection.

If elected, each director will serve until the next annual meeting of stockholders or until his or her successor is elected.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the Nominees. Each Nominee has consented to serve on our Board of Directors, and the Board of Directors has no reason to believe that each Nominee will not serve if elected. If, however, any Nominee should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Experience of Nominees

Biographical information relating to the Nominees is under the heading “Executive Officers and Directors” beginning on page 6 of this Proxy Statement, except for information about Dr. Levitan, which is set forth below.

Diane M. Levitan, VMD. Dr. Levitan’s wide-ranging career in veterinary medicine has spanned over three decades since receiving her Veterinariae Medicinae Doctoris from the University of Pennsylvania School of Veterinary Medicine. She practiced internal medicine, emergency medicine, and critical care at Tufts University School of Veterinary Medicine and later founded Peace Love Pets Veterinary Care, PLLC in Commack, New York, a small animal veterinary care general practice that also specializes in internal medicine, diagnostic ultrasound endoscopy, and minimally invasive surgery. Dr. Levitan has served on the board of many veterinary medicine organizations, such as the New York Board of Regent’s Board for Veterinary Medicine, the American College of Hyperbaric Medicine, the American College of Veterinary Internal Medicine Foundation, and the International Veterinary Academy of Pain Management. Dr. Levitan has also served as a subject matter expert, consultant, and advisor to multiple businesses in the veterinary medicine industry. Dr. Levitan’s career has also extended into education, including her current position as Associate Professor of Veterinary Skills at Long Island University College of Veterinary Medicine and serving as a lecturer for Merial and Pfizer Animal Pharmaceutical companies on leptospirosis, other diseases, and vaccinations. Dr. Levitan has also been a prolific author and media contributor in the world of veterinary medicine. She has published many articles in professional journals and texts on subjects such as hyperbaric oxygen therapy and endoscopy, as well as in consumer publications such as the New York Times. She has also made many radio and television appearances, including being a Merck Animal Health Media Spokesperson and appearing on CNN as a veterinary expert. Additionally, Dr. Levitan is the founder and president of Helping Promote Animal Welfare, Inc. (Helping PAW), a 501(c)(3) tax-exempt public charity focused on ending pet overpopulation through education to the public and offering general veterinary health care services. Dr. Levitan’s extensive experience as a veterinarian is a material factor that demonstrates her qualifications to serve on our Board of Directors.

Vote Required

The Nominees for election to the Board of Directors who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the Nominees, WITHHOLD your vote from all of the Nominees or you may WITHHOLD your vote for any Nominee you specify.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” the Nominees set forth above.

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PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee, which is responsible for the appointment, compensation and oversight of our independent registered public accounting firm, engaged Assurance Dimensions, Inc. (“Assurance”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending March 31, 2024. As a matter of good corporate governance, we are requesting that the stockholders ratify the Audit Committee’s appointment of Assurance as our independent registered public accounting firm. If stockholders do not ratify the appointment of Assurance, the Audit Committee will reevaluate the appointment, but may retain Assurance as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Assurance will be present telephonically at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by stockholders.

Audit and Non-Audit Fees

The following table presents the fees for professional audit services rendered by Assurance for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2023 and 2022, and fees for other services rendered by Assurance during those periods:

Fee Category	Fiscal 2023	Fiscal 2022
Audit Fees	$58,000	$73,605
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$58,000	$73,605

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements and review of our quarterly unaudited financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings during these time periods.

Audit-related fees, which were not incurred, would consist of fees billed for services reasonably related to the performance of the audit or review of the financial statements outside of those fees disclosed under “Audit Fees.”

Tax fees, which were not incurred, would include fees for professional services for tax compliance, tax advice, and tax planning work.

All other fees, that were not incurred, would include fees for products and services other than the services reported above.

All of the fiscal 2023 and 2022 services described above were approved by the Audit Committee in accordance with the SEC rule that requires audit committee pre-approval of audit and non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has considered whether the provisions of such services, including non-audit services by Assurance is compatible with maintaining Assurance’s independence and has concluded that it is.

Vote Required

The adoption of Proposal 2 concerning the ratification of Assurance Dimensions, Inc. as our independent registered public accounting firm for the fiscal year ending March 31, 2024 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. You may vote “FOR” or “AGAINST” or abstain from voting on Proposal 2.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Assurance Dimensions, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024.

25

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2024 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than May 28, 2024 to be included in the proxy statement for that meeting. Any other stockholder proposals, including director nominations, to be presented at the 2024 Annual Meeting of Stockholders (other than a matter brought pursuant to SEC Rule 14a-8) must be given in writing to our Corporate Secretary and must be delivered to or mailed and received at our registered office no earlier than June 20, 2024 and no later than August 19, 2024. The proposal must be submitted by a stockholder of record and must set forth the information required in our Bylaws.

If we hold our annual meeting more than 30 days before or after November 17, 2023 (the one-year anniversary date of our 2023 Annual Meeting of Stockholders), we will disclose the new deadline by which these stockholder proposals must be received in a press release, under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

ANNUAL REPORT

The Annual Report on Form 10-K for the fiscal year ended March 31, 2023) which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com. Requests for copies of our Annual Report may also be directed in writing to the Corporate Secretary at PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, Minnesota 55439, Attn: John F. Dolan, Corporate Secretary, or via email at jdolan@petvivo.com.

We filed our Annual Report with the SEC on June 29, 2023. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at PetVivo Holdings, Inc., 5251 Edina Industrial Boulevard, Edina, Minnesota 55439, Attn: John F. Dolan, Corporate Secretary, or via email at jdolan@petvivo.com.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

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PetVivo Holdings, Inc.

5251 EDINA INDUSTRIAL BLVD
MINNEAPOLIS, MN 55439
ATTN: JOHN DOLAN
CHIEF BUSINESS DEVELOPMENT OFFICER

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 16, 2023. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Spencer Breithaupt
02) Robert Costantino
03) Joseph Jasper
04) John Lai
05) Diane M. Levitan, VMD
06) James Martin
07) Robert Rudelius

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000620212_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com

PETVIVO HOLDINGS, INC.
Proxy for Annual Meeting of Stockholders
November 17, 2023 9:00 A.M. CDT
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John Lai and Robert Folkes, as proxies (the "Proxies"), or either of them, each with full power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of PetVivo Holdings, Inc. (the "Company") held of record by the undersigned on September 21, 2023 at the Annual Meeting of Stockholders to be held at the offices of Fox Rothschild LLP, located at 33 S. Sixth Street, Suite 3600, Minneapolis, MN 55402 on Friday, November 17, 2023 at 9:00 A.M. CDT or at any adjournment(s) or postponement(s), thereof, as directed below, and in their discretion on any other matters which may properly come before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000620212_2 R1.0.0.6